UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2012

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2012, Philip Cook notified Quicksilver Resources Inc. of his intention to resign as Quicksilver’s Executive Vice President – Chief Financial Officer upon the filing of Quicksilver’s Annual Report on Form 10-K, which is expected the week of April 16, 2012, to become the Chief Financial Officer of Samson Resources Corporation.  Upon Mr. Cook’s resignation, John C. Regan, Quicksilver’s Vice President, Controller and Chief Accounting Officer will succeed Mr. Cook as Quicksilver’s Chief Financial Officer.  Mr. Regan will serve as Chief Financial Officer in addition to his current duties which he will retain on an interim basis.

Mr. Regan, age 42, has served as Quicksilver’s Vice President, Controller and Chief Accounting Officer since September 2007.  He also served as Vice President – Chief Accounting Officer of Crestwood Gas Services GP LLC (formerly known as Quicksilver Gas Services GP LLC) from September 2007 to October 2010.  He is a Certified Public Accountant with 20 years of combined public accounting, corporate finance and financial reporting experience.  Mr. Regan joined Quicksilver from Flowserve Corporation where he held various management positions of increasing responsibility from 2002 to 2007, including Vice President of Finance for the Flow Control Division and Director of Financial Reporting.  He was also a senior manager specializing in the energy industry in the audit practice of PricewaterhouseCoopers, where he was employed from 1994 to 2002.

Upon his appointment as Chief Financial Officer, Mr. Regan’s base salary will be $300,000 and he will receive a grant of $100,000 of restricted shares of Quicksilver common stock and $100,000 in cash.  Quicksilver plans to enter into its standard restricted stock agreement with Mr. Regan in connection with this grant.

On March 29, 2012, Quicksilver issued a press release announcing the above-referenced officer changes.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Date: March 29, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated March 29, 2012